Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the following Registration Statements:
(1)	Registration Statement (Form S-8 No. 333-34789) pertaining to the 1997 Stock Incentive Plan of AMETEK, Inc.

(2)	Registration Statement (Form S-8 No. 333-80449) pertaining to the 1999 Stock Incentive Plan of AMETEK, Inc.

(3)	Registration Statement (Form S-8 No. 333-97969) pertaining to the 2002 Stock Incentive Plan of AMETEK, Inc.

(4)	Registration Statement (Form S-8 No. 333-87491) pertaining to the AMETEK Retirement and Savings Plan and AMETEK 401(k) Plan for Acquired Businesses

(5)	Registration Statement (Form S-8 No. 333-91507) pertaining to the AMETEK, Inc. Deferred Compensation Plan

(6)	Registration Statement (Form S-8 No. 333- 142824) pertaining to the AMETEK, Inc. 2007 Omnibus Incentive Compensation Plan

(7)	Registration Statement (Form S-3 No. 333-75892) of AMETEK, Inc.
of our report dated June 19, 2008, with respect to the financial statements and schedule of The AMETEK Retirement and Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young LLP
Philadelphia, Pennsylvania
June 19, 2008